                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / /  Preliminary Proxy Statement   / / Confidential, For Use of the
                                        Commission Only (as Permit-
                                        ted by Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PROTECTIVE LIFE CORPORATION
                   ------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
     /X/  No fee required.
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [Letterhead]


                                       March 27, 1998






To the Stockholders of Protective Life Corporation:

     You are invited to attend the 1998 Annual Meeting of Stockholders of Protective Life Corporation, which will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, April 27, 1998 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of proxy accompany this letter.

     Also enclosed is the Company's 1997 Annual Report to Stockholders.

     At the Annual Meeting, stockholders will elect directors for the forthcoming year and will consider and vote upon (i) a proposed amendment to the Company's 1985 Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 80,000,000 shares of the par value of $0.50 per share to 160,000,000 shares of the par value of $0.50 per share; (ii) a proposed amendment to the Company's 1997 Performance Share Plan; and (iii) the ratification of the appointment of the Company's independent auditors.

     Please carefully consider the enclosed Proxy Statement and execute and return your proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your proxy and vote in person.

[GRAPHIC OMITTED]


                                       Sincerely yours,

                                       /s/ Drayton Nabers, Jr.
                                       -------------------------------
                                            Drayton Nabers, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 1998


To the Stockholders of Protective Life Corporation:


     Notice is hereby given that the Annual Meeting of Stockholders of Protective Life Corporation will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, April 27, 1998 at 10:00 a.m., CDT, for the following purposes:

         (a)      to elect 12 directors to serve for the ensuing year,

         (b) to consider and vote upon the proposed amendment to the 1985 Restated Certificate of Incorporation, recommended by the Board of Directors and described in the accompanying Proxy Statement, to increase the number of shares of authorized Common Stock of the Company from 80,000,000 shares of the par value of $0.50 per share to 160,000,000 shares of the par value of $0.50 per share,

         (c) to consider and vote upon the proposed amendment to the Protective Life Corporation 1997 Performance Share Plan, recommended by the Board of Directors and described in the accompanying Proxy Statement,

         (d) to consider and vote upon the ratification of the appointment of the Company's independent auditors, recommended by the Board of Directors and described in the accompanying Proxy Statement, and

         (e) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on Friday, March 6, 1998 has been fixed by the Board of Directors as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting, or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

[GRAPHIC OMITTED]                            BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ DEBORAH J. LONG
                                             ----------------------------------
                                                 DEBORAH J. LONG, SECRETARY

March 27, 1998

                               TABLE OF CONTENTS


Letter from the Chairman of the Board and Chief Executive Officer

Notice of 1998 Annual Meeting of Stockholders


                                                                                         Page
                                                                                         ----

Proxy Statement ......................................................................    1

General Information ..................................................................    1

    Voting Securities and Record Date ................................................    2

    Principal Stockholders ...........................................................    3

* Election of Directors ..............................................................    6

    Election of Directors and Information about Nominees .............................    6

    Vote Required ....................................................................    8

    Certain Information Concerning the Board of Directors and Its Committees .........    9

    Director's Fees ..................................................................    9

    Section 16(a) Beneficial Ownership Reporting Compliance ..........................   10

    Compensation Committee Interlocks and Insider Participation ......................   10

Executive Compensation ...............................................................   11

Pension Plan .........................................................................   13

Employment Continuation Agreements ...................................................   14

Compensation and Management Succession Committee's Report on Executive Compensation...   14

     Salary ..........................................................................   15

     Annual Incentive Awards .........................................................   15

     Stock Incentive Awards ..........................................................   16

       Performance Share Awards ......................................................   16

     $1 Million Limit on Executive Compensation ......................................   17

Performance Comparison ...............................................................   18

Certain Transactions .................................................................   20

*Proposal to Amend the 1985 Restated Certificate of Incorporation ....................   20

*Proposal to Amend the Protective Life Corporation 1997 Performance Share Plan .......   21

*Proposal to Ratify Appointment of the Company's Independent Auditors ................   28

   Other Information .................................................................   29

     Annual Reports Available ........................................................   29

     Stockholder Proposals ...........................................................   29


-----------------------------
*To be voted on at the Annual Meeting of Stockholders

                           PROTECTIVE LIFE CORPORATION
                                 P. O. BOX 2606
                            BIRMINGHAM, ALABAMA 35202

                      PROXY STATEMENT DATED MARCH 27, 1998
                       For Annual Meeting of Stockholders
                          To Be Held on April 27, 1998

                               GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Protective Life Corporation, a Delaware corporation ("Company"), in connection with the solicitation of proxies on behalf of Management to be used in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held Monday, April 27, 1998. If the enclosed form of proxy is properly executed and received by the Company before or at the Annual Meeting, shares represented thereby will be voted as specified thereon. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1985 RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 PERFORMANCE SHARE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS, AS RECOMMENDED BY THE BOARD OF DIRECTORS AND DESCRIBED HEREIN. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about March 27, 1998.

     The enclosed form of proxy provides a method for stockholders to withhold authority or abstain from voting. If a stockholder makes such a direction, his shares will not be voted either for or against a proposal but would be counted for the purposes of determining that a quorum of the stockholders would be present at the meeting. While there may be instances in which a stockholder may consider abstaining, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

     A stockholder may revoke his proxy at any time before such proxy is voted by giving a proxy bearing a later date or written notice of such revocation (in either case delivered to the Secretary of the Company at its principal office prior to the time of taking the vote) or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

     A quorum of stockholders (stockholders owning a majority of the outstanding shares of the Company entitled to vote) must be present, in person or by proxy, to conduct business at the Annual Meeting of Stockholders, and, except as stated below, a majority vote of those shares present or represented by proxy at the Annual Meeting and entitled to vote is required "for" a proposal in order for such proposal to be adopted. In order to approve the proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized common stock, a majority vote of the shares issued, outstanding and entitled to vote is required to vote "for" the proposal. Both abstentions and broker non-votes are included in determining the number of stockholders present for quorum purposes. Broker non-votes exist where a broker proxy indicates that the broker is not authorized to vote on some proposals. As required by Delaware law, abstentions (but not broker non-votes) are counted in calculating the number of shares voting on a particular proposal. In counting votes on a particular proposal, only those votes clearly indicated as voting "for" a proposal are counted as such. Abstentions are recorded and counted separately and have the effect of votes against the proposal being voted upon.

     As votes are received they are compared with the list of stockholders as of March 6, 1998 to ensure that the stockholders are entitled to vote and are voting their authorized number of shares. Votes for each proposal are tallied by AmSouth Bank, as transfer agent for the Company. All proxies, work papers, and summaries of results are then reviewed by an independent panel of proxy inspectors.

     The Company will bear all costs in connection with this solicitation. In addition to the use of the mails, proxies may be solicited in person or by telephone, by officers or employees of the Company or its subsidiaries, who will not be separately compensated therefor. The Company has entered into a contract with Morrow & Co., Inc. to provide proxy solicitation services with respect to the Company's institutional stockholders at an anticipated cost of $4,000. Brokerage houses, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of the Company's common stock held of record by them and will be reimbursed for their reasonable expenses in connection with such mailing or other communication with the beneficial owners.

     The Management of the Company does not know of any matters that may be brought before the Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. If any other matters should properly be brought before the Annual Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the judgment of the person or persons voting it, unless "Authorization Withheld" is indicated in the appropriate box of the proxy.


THIS SOLICITATION IS MADE BY MANAGEMENT OF THE COMPANY.

Voting Securities and Record Date

     Shares of the Company's common stock, $0.50 par value per share ("Common Stock"), are the only voting securities of the Company and each share is entitled to one vote. Only holders of record of Common Stock at the close of business on March 6, 1998 will be entitled to vote at the Annual Meeting. As of that date, there were 33,336,462 shares of Common Stock of the Company issued, of which 2,457,330 shares were held as treasury shares, leaving 30,879,132 shares issued, outstanding and entitled to vote at the Annual Meeting.

     THE NUMBERS OF SHARES OF COMMON STOCK REPORTED IN THIS PROXY STATEMENT, WHETHER SIGNIFYING THOSE THAT ARE AUTHORIZED, ISSUED AND OUTSTANDING, HELD IN TREASURY, OR HELD BY DIRECTORS, OFFICERS OR BENEFICIAL OWNERS OF FIVE PERCENT OR MORE OF THE COMMON STOCK, ARE REPORTED AS OF A DATE PRIOR TO, AND HAVE NOT BEEN ADJUSTED TO ACCOUNT FOR, THE COMPANY'S RECENTLY ANNOUNCED TWO-FOR-ONE STOCK SPLIT EFFECTIVE ON APRIL 1, 1998.

Principal Stockholders

     The following table sets forth information concerning beneficial ownership of the Common Stock as of March 6, 1998 (unless otherwise noted) with respect to
(i) persons the Company believes to be the beneficial owners of 5% or more of the Common Stock, (ii) each current director and each of the executive officers named in the Summary Compensation Table contained herein, and (iii) all directors and executive officers of the Company, as a group:


                                           Amount and Nature        Percent
            Name of                   of Beneficial Ownership(1)      of
      Beneficial Owner            Sole Power        Shared Power(2) Class(1)
      ----------------            ----------        --------------- --------

William J. Rushton III ........     624,684              11,094(3)     2.1%
John W. Woods .................       6,484                 -0-         *
William J. Cabaniss, Jr .......      95,439              76,976         *
Drayton Nabers, Jr ............     140,662(4)           10,815         *
John J. McMahon, Jr ...........      13,827(5)           18,000         *
A. W. Dahlberg ................       2,614                 -0-         *
John W. Rouse, Jr .............       3,405                 -0-         *
Robert T. David ...............       4,203                 -0-         *
Ronald L. Kuehn, Jr ...........       2,963(6)              -0-         *
Herbert A. Sklenar ............       2,500(7)            1,542         *
James S. M. French ............         550               4,900(8)      *
Robert A. Yellowlees ..........       3,558(9)              -0-         *
John D. Johns .................      20,541(10)           2,100         *
Elaine L. Chao ................       1,209(11)             -0-         *
Donald M. James ...............         940(12)             -0-         *
R. Stephen Briggs .............      72,000(13)             -0-         *
Jim E. Massengale .............      62,726(14)             350         *
A. S. Williams III ............      50,427(15)             -0-         *
All current directors,
   and executive
   officers as a group
   (26 individuals) ...........   1,220,115(16)(17)     146,190        4.4%
AmSouth Bank of Alabama in
   various fiduciary capacities         -0-           3,589,392(18)   11.6%(18)
Nicholas Company, Inc. ........   2,040,520(19)             -0-        6.6%(19)
Firstar Corporation ...........   2,172,050(20)         419,397(20)    8.4%(20)


------------------------
*less than one percent

(1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. Unless otherwise indicated in the following notes, if a beneficial owner has sole power, he or she has sole voting and investment power, and if a beneficial owner has shared power, he or she has shared voting and investment power. The percentage calculation is based on the aggregate number of shares beneficially owned.

(2) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children, as to all of which beneficial ownership is disclaimed by the respective directors and officers except as otherwise noted below.

(3)      Shares owned by the wife of Mr. Rushton.

(4) Includes 6,095 shares held in the Company's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Nabers has sole voting power. Also, includes 98,664 share equivalents allocated to Mr. Nabers' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. Nabers who will have sole voting power over the shares at that time. Does not include 150,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(5) Includes 4,683 share equivalents allocated to Mr. McMahon's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. McMahon who will have sole voting power over the shares at that time.

(6) Includes 1,033 share equivalents allocated to Mr. Kuehn's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. Kuehn who will have sole voting power over the shares at that time.

(7) Includes 957 share equivalents allocated to Mr. Sklenar's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. Sklenar who will have sole voting power over the shares at that time.

(8) Includes 4,000 shares of Common Stock owned by Dunn Investment Company, of which Mr. French is Chairman of the Board, President, and Chief Executive Officer.

(9) Includes 2,058 share equivalents allocated to Mr. Yellowlees' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. Yellowlees who will have sole voting power over the shares at that time.

(10) Includes 1,423 shares held in the Company's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Johns has sole voting power. Also, includes 16,918 share equivalents allocated to Mr. Johns' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. Johns who will have sole voting power over the shares at that time. Does not include 75,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(11) Includes 616 share equivalents allocated to Ms. Chao's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Ms. Chao who will have sole voting power over the shares at that time.

(12) Includes 440 share equivalents allocated to Mr. James' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. James who will have sole voting power over the shares at that time.

(13) Includes 13,249 shares held in the Company's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Briggs has sole voting power. Also, includes 34,504 share equivalents allocated to Mr. Briggs' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. Briggs who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(14) Includes 14,850 shares held in the Company's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Massengale has sole voting power. Also, includes 22,546 share equivalents allocated to Mr. Massengale's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. Massengale who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(15) Includes 12,201 shares held in the Company's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Williams has sole voting power. Also, includes 30,744 share equivalents allocated to Mr. Williams' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Common Stock. Such shares will be issued directly to Mr. Williams who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(16)     No officer or director owns any stock of any affiliate of the Company.

(17) Included are the interests of the persons as of January 31, 1998 in 144,430 shares of Common Stock held in the Company's 401(k) and Stock Ownership Plan, which owned a total of 1,289,516 shares of Common Stock on such date. Each 401(k) and Stock Ownership Plan participant has sole voting power with respect to the shares held in the participant's account. The 693,346 shares held in the Company's 401(k) and Stock Ownership Plan Trust which have not been allocated to participants will be voted by the trustees in accordance with the majority of the vote of all participants. Also, includes 286,017 share equivalents allocated to the deferred compensation accounts of participating directors and executive officers as a group pursuant to the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company and the Company's Deferred Compensation Plan for Officers. Does not include outstanding stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(18) AmSouth Bank, 1400 AmSouth/Sonat Tower, Birmingham, Alabama 35203, has advised the Company that the bank, in its capacity as fiduciary of various trusts and estates, may be deemed the beneficial owner, as of December 31, 1997, of 3,589,392 shares of Common Stock, for which the bank has no sole voting or investment power, but has shared voting power with respect to 2,942,478 shares and shared investment power with respect to 2,434,764 shares. AmSouth Bank has further advised the Company that none of the separate trusts and estates of which it is fiduciary holds as much as 5% of the outstanding shares of Common Stock. AmSouth Bank reported its beneficial ownership as of December 31, 1997 as 11.7%. The table shows the percentage based on 30,879,132 shares of Common Stock outstanding on March 6, 1998.

(19) Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, has advised the Company that, in its capacity as an investment adviser, it may be deemed the beneficial owner, as of December 31, 1997, of 2,040,520 shares of Common Stock, for which Nicholas Company, Inc. has sole investment power but no voting power. Nicholas Company, Inc. has further advised the Company that none of its separate clients holds as much as 5% of the outstanding shares of Common Stock. Nicholas Company, Inc. reported its beneficial ownership as of December 31, 1997 as 6.62%. The table shows the percentage based on 30,879,132 shares of Common Stock outstanding on March 6, 1998.

(20) Firstar Corporation, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that, in its capacity as a holding company, it may be deemed the beneficial owner, as of December 31, 1997, of 2,592,447 shares of Common Stock. Firstar Corporation has sole voting power with respect to 1,997,950 shares, sole investment power with respect to 2,172,050 shares, shared voting power with respect to 419,397 shares, and shared investment power with respect to 416,925 shares. A subsidiary of Firstar Corporation, Firstar Investment Research & Management Company, LLC, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that, in its capacity as an investment adviser, it may be deemed the beneficial owner, as of December 31, 1997, of 2,588,975 shares of Common Stock. Firstar Investment Research & Management Company has sole voting power with respect to 905,675 shares, sole investment power with respect to 1,079,775 shares, shared voting power with respect to 1,468,340 shares, and shared investment power with respect to 1,509,200 shares. Firstar Corporation reported its beneficial ownership as of December 31, 1997 as 8.4%, which it has advised the Company includes beneficial ownership by its subsidiary. The table shows the percentage based on 30,879,132 shares of Common Stock outstanding on March 6, 1998.



                             ELECTION OF DIRECTORS

Election of Directors and Information about Nominees

     Unless "Withhold Authority" is specified in the proxy as to all or some of the nominees, the persons named in the accompanying proxy intend to vote the shares represented by such proxy, if properly dated and signed, for the election as directors of the 12 nominees listed herein, all of whom are now directors of the Company.

     If elected, each of the 12 nominees shall serve as a director of the Company until the 1999 Annual Meeting of Stockholders and thereafter until his or her successor shall have been elected and shall qualify, except as otherwise provided in the By-laws. Should one or more of such nominees become unavailable or ineligible to serve, it is intended that the shares represented by the proxy will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominee or nominees as Management may designate. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

     Messrs. John W. Woods, John W. Rouse, Jr. and Robert T. David will retire from the Board of Directors at the Annual Meeting of Stockholders.

     The information in the following table and the notes thereto with respect to each nominee for election as a director with regard to his or her age, principal occupation or employment for the last five years, and certain other directorships has been furnished to the Company by the respective nominees. No nominee, other than Messrs. Nabers and Johns, has any position or office with the Company or any subsidiary. The table and notes also indicate the nominees' present committee memberships.



                                                                                                      Company
                                    Principal Occupation                                              Director
Name                        Age     and Directorships                                                  Since
----                        ---     ---------------------                                             --------


William  J. Rushton III     68      Chairman Emeritus of the Company and, formerly, its                1956(f)
                                    Chairman of the Board, its Chairman of the Board
                                    and Chief Executive Officer, and its President; Director,
                                    Alabama Power Company and Southern Company. (a)(d)

William J. Cabaniss, Jr.    59      President of Precision Grinding, Inc. (machine                     1974(g)
                                    grinding); Director, Precision Grinding, Inc. and
                                    Birmingham Steel Corporation. (c)(d)


Drayton Nabers, Jr.         57      Chairman of the Board and Chief Executive Officer of               1982
                                    the Company and,  formerly, its  Chairman of the Board,
                                    President  and Chief  Executive  Officer  and, its
                                    President and Chief  Executive  Officer and its President
                                    and Chief  Operating Officer; Director, Energen Corporation,
                                    National Bank of Commerce of Birmingham, and Alabama National
                                    Bancorporation. (a)(d)(e)

John J. McMahon, Jr.        55      Chairman of the Board of McWane, Inc. (pipe and                    1987
                                    valve manufacturing) and, formerly, its President;
                                    Director,  Alabama National Bancorporation, National
                                    Bank of Commerce of Birmingham and John H. Harland
                                    Company. (a)(b)

A. W. Dahlberg              57      Chairman of the Board, President and Chief Executive Officer       1987
                                    of Southern Company (electric utilities) and, formerly, its
                                    President; formerly, President and Chief Executive Officer,
                                    Georgia Power Company;  Director,  Southern Company, Georgia
                                    Power Company,  Southern Company Services, Inc., Alabama Power
                                    Company, Southern Energy, Inc., Southern Nuclear Operating
                                    Company, SunTrust Banks, Inc., SunTrust Bank, Atlanta, SunTrust
                                    Banks of Georgia, Inc., and Equifax, Inc. (a)(b)(d)

Ronald L. Kuehn, Jr.        62      Chairman of the Board, President and Chief Executive Officer,      1990
                                    Sonat Inc. (energy and natural resources); Director, Sonat Inc.,
                                    AmSouth Bancorporation, Southern Natural Gas Company, Union
                                    Carbide Corporation, Praxair, Inc., Transocean Offshore, Inc.,
                                    and Dun & Bradstreet Corporation. (a)(b)

Herbert A. Sklenar          66      Chairman Emeritus of the Board of Vulcan Materials Company         1992
                                    (construction materials and chemicals) and, formerly, its
                                    Chairman of the Board, its Chairman and Chief  Executive
                                    Officer,  and its President and Chief  Executive  Officer;
                                    Director,  Vulcan Materials Company,  AmSouth  Bancorporation
                                    and Temple-Inland, Inc. (b)(c)

James S. M. French          57      Chairman of the Board, President, and Chief Executive Officer      1996
                                    of Dunn Investment Company (materials, construction, and
                                    investment holding company); Director, Energen Corporation,
                                    Regions Financial Corporation, and Hilb, Rogal and Hamilton
                                    Company. (a)(d)


                                                                                                      Company
                                    Principal Occupation                                              Director
Name                        Age     and Directorships                                                  Since
----                        ---     ---------------------                                             --------


Robert A. Yellowlees        59      Chairman of the Board, President, and Chief Executive Officer     1996
                                    of National Data Corporation (information services company)
                                    and, formerly, its President, Chief Executive Officer, and
                                    Chief Operating Officer; Director, National Data Corporation
                                    and John H. Harland Company. (a)(c)

John D. Johns               46      President and Chief Operating Officer of the Company and,          1997
                                    formerly, its Executive Vice President and Chief Financial
                                    Officer; formerly, Vice President and General Counsel of
                                    Sonat  Inc.; Director, National Bank of Commerce of Birmingham
                                    and Alabama National Bancorporation. (a)(e)

Elaine L. Chao              45      Distinguished Fellow of The Heritage Foundation, Washington,       1997
                                    D.C. (policy research); formerly, President and Chief
                                    Executive Officer, United Way of America; formerly Director of Peace Corps; formerly secretary of U.S. Department of
                                    Transportation; formerly Vice President - Syndications,
                                    BankAmerica Capital Markets Group; Director, Dole Food
                                    Company, Inc., NASD, Inc. and Vencor, Inc. (a)(c)

Donald M. James             49      Chairman of the Board, Chief Executive Officer and Director,       1997
                                    Vulcan Materials Company (construction materials and
                                    chemicals), and, formerly, its President, Chief Executive
                                    Officer and Director. (a)(c)



------------------------
(a)      also a member of the Finance and Investments Committee
(b)      also a member of the Compensation and Management Succession Committee
(c)      also a member of the Audit Committee
(d)      also a member of the Board Structure and Nominating Committee
(e) also a director and/or current officer of each principal Company subsidiary
(f)      with the exception of the period 1958-1962
(g)      with the exception of the period November 1988 - February 1992



Vote Required

     To approve the election of the nominees as directors, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

Certain Information Concerning the Board of Directors and Its Committees

     To assist in carrying out its duties and responsibilities, the Board of Directors has a Finance and Investments Committee, an Audit Committee, a Compensation and Management Succession Committee, and a Board Structure and Nominating Committee, each composed of members of the Board of Directors. The members of each committee are identified by appropriate notes in the table on pages 7-8.

     The Finance and Investments Committee has responsibility for reviewing and acting upon financial and investment matters, including borrowing and lending transactions entered into by the Company and its subsidiaries. The Finance and Investments Committee met seven times in 1997.

     The Audit Committee reviews internal controls, systems and procedures, accounting policies, and other significant aspects of the financial management of the Company, including the Company's internal audit functions. It also reviews with the Company's independent public accountants their audit procedures, management letters, and other significant aspects of the annual audit made by the independent public accountants. The Audit Committee met three times in 1997.

     The Compensation and Management Succession Committee has oversight and ultimate charge and control of the compensation paid officers and employees of the Company and its subsidiaries, whether by salary or under any of the Company's compensation plans. This committee is also vested with the responsibility of recommending to the Company's Board of Directors a successor to the Chief Executive Officer whenever the need to name such a successor may arise. The Compensation and Management Succession Committee met one time in 1997.

     The Board Structure and Nominating Committee is charged with the broad responsibility of reviewing and advising the Board of Directors on the functions and procedures of the Board of Directors and its committees, the compensation of the directors for service on the Board of Directors and its committees, and the selection and tenure of directors. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the committee would consider any such recommendations made to it in writing on a timely basis. The Board Structure and Nominating Committee met three times in 1997.

     Each of the committees reports its actions to the Board of Directors.

     The Board of Directors met nine times in 1997. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member during 1997.

Director's Fees

     Directors who are employees of the Company do not receive any compensation for service as a director. During 1997, directors received an annual director's fee of $20,000 and 50 shares of Common Stock. At the recommendation of the Board Structure and Nominating Committee that it is in the best interest of the Company for a greater percentage of director compensation to be payable in the form of Common Stock, the Board of Directors has determined that commencing April 27, 1998, directors will receive an annual director's fee of $13,000 in cash and 200 shares of Common Stock. For each board meeting attended, the directors who reside in Birmingham receive $1,500 (increased from $1,200 in March 1998) and the directors who do not reside in Birmingham ("non-Birmingham directors") receive $2,600 (increased from $2,100 in March 1998) and reimbursement of their travel expenses. For each Finance and Investments Committee, Audit Committee, Compensation and Management Succession Committee, or Board Structure and Nominating Committee meeting attended, the directors who reside in Birmingham receive $1,200 and the non-Birmingham directors receive $1,200 (decreased from $1,300 in March 1998). Non-Birmingham directors receive an additional fee of $500 and reimbursement of their travel expenses for attendance at committee meetings when travel to Birmingham is for the special purpose of attending the meeting. The current non-Birmingham directors are Ms. Chao and Messrs. Dahlberg and Yellowlees.

     The Company has established a Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Directors' Plan") whereby eligible directors may voluntarily elect to defer to a specified date receipt of all or any portion of their director's fees. Director's fees so deferred are credited to the directors in cash, Company stock equivalents or a combination thereof. The cash portion earns interest at approximately the Company's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred director's fees will be distributed in stock or cash as specified by the directors in accordance with the Directors' Plan unless distribution is accelerated under certain provisions, including upon a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Directors and executive officers of the Company are required to report changes in their beneficial ownership of Common Stock to the Securities and Exchange Commission. In 1997, all such reports were filed on a timely basis.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation and Management Succession Committee are Messrs. McMahon (Chairman), Woods, Dahlberg, Kuehn, and Sklenar. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries.

     Mr. Dahlberg is the Chairman of the Board, President and Chief Executive Officer of Southern Company. The Company is a 25% member of a limited liability company which acquired an office building adjacent to the Company's home office from an affiliate of Southern Company in 1994. Since that time, the seller has continued to lease portions of the building. During 1997, the limited liability company received a total of $138,410 in lease payments from affiliates of Southern Company. This lease expired at the end of 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executives") during or with respect to the last three fiscal years.


                           SUMMARY COMPENSATION TABLE


                                                 Annual Compensation                 Long-Term Compensation
                                                                                     Awards          Payouts
                                         -------------------------------------     ----------------------------
                                                                                   Securities
                                                                        Other      Underlying       Long-Term
                                                                        Annual      Options/        Incentive           All
                                                                        Compen-       SARs            Plan             Other
Name and Principal Position       Year   Salary(1)(2)  Bonus(1)(2)(3)   sation        (#)       Payouts(1)(3)(4)   Compensation(5)
           (a)                    (b)       (c)           (d)             (e)         (g)              (h)              (i)
---------------------------       ----   ------------  --------------   --------    ----------   ---------------   ---------------

Drayton Nabers, Jr ............   1997   $552,500        $499,500       $    372        -0-      $1,551,046 (8)     $  4,800
  Chairman of the Board and ...   1996    535,000         691,063 (6)      2,970    150,000         807,362            4,500
  Chief Executive Officer .....   1995    499,167         459,000          2,970        -0-         694,733            4,500

John D. Johns .................   1997    347,500         280,000            -0-        -0-         646,075 (8)        4,800
  President and Chief Operating   1996    312,917         306,316 (7)        -0-     75,000         176,956            4,500
  Officer .....................   1995    282,500         200,000            -0-        -0-         132,964            4,500

R. Stephen Briggs .............   1997    295,000         172,400            -0-        -0-         646,075 (8)        4,800
  Executive Vice President ....   1996    293,333         181,700            -0-     20,000         265,434            4,500
                                  1995    282,500         190,000          1,056        -0-         262,598            4,500

Jim E. Massengale .............   1997    247,500         210,000          1,890        -0-         382,514 (8)        4,800
  Executive Vice President, ...   1996    225,417         148,100            756     20,000         248,844            4,500
  Acquisitions ................   1995    203,333         123,000            753        -0-         252,639            4,500

A. S. Williams III ............   1997    283,333         282,833          5,742        -0-         492,136 (8)        4,800
  Executive Vice President, ...   1996    273,333         442,500          5,742     20,000         298,613            4,500
  Investments and Treasurer ...   1995    263,333         240,603          2,970        -0-         299,170            4,500



(1)   For further information, see the "Compensation and Management
      Succession Committee's Report on Executive Compensation."
(2) Includes amounts that the Named Executives may have voluntarily elected to contribute to the Company's 401(k) and Stock Ownership Plan.
(3) Includes amounts that the Named Executives may have voluntarily deferred under the Company's Deferred Compensation Plan for Officers.
(4) For further information, see the "Long-Term Incentive Plan--Awards In Last Fiscal Year" table.
(5)   Matching contributions to the Company's 401(k) and Stock Ownership Plan.
(6)   Includes a one-time bonus award of $205,063 in shares of Common Stock.
(7)   Includes a one-time bonus award of $53,316 in shares of Common Stock.
(8) 1997 long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date of this Proxy Statement.

     The following table sets forth the value of the stock appreciation rights held by the Named Executives based upon the value of the Common Stock as of December 31, 1997. No stock appreciation rights were granted to the Named Executives during 1997.


                      AGGREGATED FY-END OPTION/SAR VALUES



                               Number of Securities Underlying Unexercised   Value of Unexercised In-the-Money
                                         Options/SARs at FY-End (#)             Options/SARs at FY-End ($)
          Name                           Exercisable/Unexercisable              Exercisable/Unexercisable
          (a)                                     (d)                                      (e)
-----------------------------  -------------------------------------------   ----------------------------------

Drayton Nabers, Jr ..........                   0/150,000                               $0/$3,731,250
John D. Johns ...............                   0/ 75,000                                 0/1,865,625
R. Stephen Briggs ...........                   0/ 20,000                                   0/497,500
Jim E. Massengale ...........                   0/ 20,000                                   0/497,500
A. S. Williams III ..........                   0/ 20,000                                   0/497,500

     In 1997, the Compensation and Management Succession Committee awarded performance shares under the Company's 1997 Performance Share Plan to the Named Executives as indicated in the table below. These awards are generally payable, if at all, at the time the results of the comparison group of companies for the four-year period ending December 31, 2000 are known.


              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR


                                                  Performance or        Estimated Future Payouts Under
                              Number of             Other Period   Non-Stock Price-Based Plans (in shares)
                          Shares, Units or       Until Maturation  ---------------------------------------
      Name               Other Rights (#)(1)        or Payout          Threshold  Target  Maximum
      (a)                       (b)                    (c)                (d)      (e)      (f)
     -----               -------------------     ----------------  ---------------------------------------

Drayton Nabers, Jr ....     9,590 shares          December 31, 2000       4,795   11,988   16,303
John D. Johns .........     4,600 shares          December 31, 2000       2,300    5,750    7,820
R. Stephen Briggs .....     3,410 shares          December 31, 2000       1,705    4,263    5,797
Jim E. Massengale .....     2,720 shares          December 31, 2000       1,360    3,400    4,624
A. S. Williams III ....     3,180 shares          December 31, 2000       1,590    3,975    5,406




(1) In the event of a change in control, payment will be made with respect to all outstanding awards based upon performance at the target level (which, for all outstanding awards, is deemed to be at the seventy-fifth percentile) or, if greater, performance as of the December 31 preceding the change in control.


     With respect to awards made to the Named Executives in 1997, 125% of the award is earned if either the Company's average return on average equity or total rate of return for the four-year period ranks at the top 25% of the comparison group. If the Company ranks at the top 10% of the comparison group, 170% of the award is earned. If the Company ranks at the median of the comparison group, 50% of the award is earned and if the Company's results are below the median of the comparison group, no portion of the award is earned. The Performance Share Plan provides for interpolation between thresholds to determine the exact percentage to be paid.

                                  PENSION PLAN


                               PENSION PLAN TABLE



                                   Years of Service
 Remuneration  ------------------------------------------------------------------
                    15            20           25             30            35
------------  ------------- ------------ -------------  ------------  -----------

$  125,000    $   27,665    $   36,887    $   46,109    $   55,331    $   64,553
   150,000        33,665        44,887        56,109        67,331        78,553
   175,000*       39,665        52,887        66,109        79,331        92,553
   200,000*       45,665        60,887        76,109        91,331       106,553
   225,000*       51,665        68,887        86,109       103,331       120,553
   250,000*       57,665        76,887        96,109       115,331       134,553*
   275,000*       63,665        84,887       106,109       127,331       148,553*
   300,000*       69,665        92,887       116,109       139,331*      162,553*
   400,000*       93,665       124,887       156,109*      187,331*      218,553*
   500,000*      117,665       156,887*      196,109*      235,331*      274,553*
   600,000*      141,665*      188,887*      236,109*      283,331*      330,553*
   700,000*      165,665*      220,887*      276,109*      331,331*      386,553*
   800,000*      189,665*      252,887*      316,109*      379,331*      442,553*
   900,000*      213,665*      284,887*      356,109*      427,331*      498,553*
 1,000,000*      237,665*      316,887*      396,109*      475,331*      554,553*
 1,100,000*      261,665*      348,887*      436,109*      523,331*      610,553*
 1,200,000*      285,665*      380,887*      476,109*      571,331*      666,553*
 1,300,000*      309,665*      412,887*      516,109*      619,331*      722,553*


--------------------------
*Current pension law limits the maximum annual benefit payable at normal retirement age under a defined benefit plan to $130,000 for 1998 and is subject to increase in later years. In addition, in 1998, such a plan may not take into account annual compensation in excess of $160,000, which amount is similarly subject to increase in later years. The Company's Excess Benefit Plan ("Excess Benefit Plan"), adopted effective September 1, 1984, and amended and restated as of January 1, 1989, provides for payment, outside of the Protective Life Corporation Pension Plan ("Pension Plan"), of the difference between (1) the fully accrued benefits which would be due under the Pension Plan absent both of the aforesaid limitations and (2) the amount actually payable under the Pension Plan as so limited.

     The above table illustrates estimated gross annual benefits which would be payable for life in a straight life annuity commencing at normal retirement age under the Pension Plan and the Excess Benefit Plan for employees with average compensation (remuneration under the table above) and years of service. Benefits in the above table are not reduced by social security or other offset amounts.

     Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred under a Deferred Compensation Plan maintained by the Company) may be included in obtaining the average compensation.

     The Named Executives and their estimated length of service as of December 31, 1997 are provided in the following table.


              Name                                 Years of Service
      -------------------                          ----------------

      Drayton Nabers, Jr. .............                    19
      John D. Johns ...................                     4
      R. Stephen Briggs ...............                    26
      Jim E. Massengale ...............                    14
      A. S. Williams III ..............                    33



                       EMPLOYMENT CONTINUATION AGREEMENTS

     The Company has entered into Employment Continuation Agreements with each of the Named Executives which provide for certain benefits in the event such executive's employment is actually or constructively (by means of a reduction in duties or compensation) terminated following certain events constituting a "change in control." Such benefits include (i) a payment equal to three times the sum of the annual base salary in effect at the time of the change in control and the average annual incentive plan bonus for the three years preceding the change in control; (ii) continuation (for up to twenty-four months) in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service); and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.


               COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Succession Committee ("Committee") has oversight and ultimate control of the compensation paid to the Chief Executive Officer and other officers and employees of the Company and its subsidiaries, whether by salary or under the Company's compensation plans. This Report on Executive Compensation ("Report") was prepared by the Committee.

     There were three primary types of compensation paid to executive officers of the Company in 1997: (i) salary, (ii) annual incentive awards, and (iii) stock incentive awards which are further described below. As reflected in the Summary Compensation Table, 79% of the Chief Executive Officer's total compensation for 1997 was incentive compensation.

Salary

     The Company utilizes an independent compensation consultant to provide competitive compensation data for executive officers. Through the consultant, the Company accesses multiple compensation survey sources to review the pay practices of other life insurance companies, and to establish salary ranges for executive officers. Some of the companies in the peer group listed on page 19 are included in the compensation surveys.

     The Committee's compensation strategy for executive officers has generally been to pay salaries at or near the median which, when supplemented by an Annual Incentive Plan award, will produce total cash compensation commensurate with the Company's performance as compared to a peer group of companies. Growth in earnings per share and return on average equity are the two principal measures of Company performance employed by the Committee.

     Individual competence, length of time within a position, and comparisons to salaries for similar positions in other companies (adjusted for size) help determine where an officer's salary falls within the range. For the Chief Executive Officer, Company performance was also considered by the Committee in setting the appropriate base salary level. No specific weights are given to any of the factors considered by the Committee. Based upon the above factors, the Committee established the Chief Executive Officer's 1997 base salary at $555,000, effective March 1, 1997.

Annual Incentive Awards

     The Company has had an annual cash bonus plan since 1973. The Annual Incentive Plan ("AIP") was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of the Company. The AIP is administered by the Committee. Employees are selected and individual bonuses are allotted to them by the Company's executive officers with the approval of the Chief Executive Officer. The Committee sets the total amount of bonuses payable for each year and reviews the methodology used to determine individual bonuses. The Committee specifically reviews and approves the annual bonus paid to each of the executive officers, including the Chief Executive Officer. Currently, there are 163 employees in the AIP, including the Chief Executive Officer. Each employee is assigned a target bonus percentage which ranges from 4% to 45% of salary. The Chief Executive Officer's target bonus percentage is 45%. Bonus payments, when made, may range from 33% to 200% of the target. The Committee is authorized to determine the exact percentage of AIP bonuses earned and may direct that no AIP bonuses be paid.

     The AIP provides that the Committee may credit annually to an incentive reserve for each fiscal year a provision which may not be more than 5% of the Company's pretax income for that year. In 1997, $6.8 million, or 3.8% of the Company's 1997 pretax income, was credited to the incentive reserve. In any year the Committee may pay any part or all of the incentive reserve as awards. Any part of the incentive reserve which is not paid in any year may remain in the incentive reserve and be carried forward to the next year.

     An individual's AIP bonus is based upon Company performance and, in addition, may also be based upon divisional and/or individual performance criteria specifically related to the officer's responsibilities which are consistent with overall Company objectives. The Chief Executive Officer's AIP bonus is based solely on the Company's achieved earnings per share according to a range fixed for the year at the Committee's March meeting. For the other executive officers,

40% to 100% of their respective AIP bonuses is based upon Company performance, which, for 1997, was measured by the Company's operating earnings per share.

     Under the terms fixed by the Committee, Mr. Nabers would earn a target AIP bonus of 45% of 1997 base salary if the Company's 1997 operating earnings per share were $3.30. A maximum bonus, 200% of target or 90% of Mr. Nabers' 1997 base salary, would be paid if the Company's operating earnings per share were $3.50. The Company's 1997 operating earnings per share of $3.58, representing a 17.1% operating return on average equity, resulted in Mr. Nabers earning a maximum AIP bonus of 90% of his 1997 base salary, or $449,500.

     The Committee believes that its administration of the AIP relates bonuses paid to the Chief Executive Officer to Company performance.

Stock Incentive Awards

     The Company's Performance Share Plan was initially adopted in 1973 by stockholders to motivate officers and key employees, including the Chief Executive Officer, to focus on the Company's long-range earnings performance, to reward them based on long-range results, and to provide a process by which officers and key employees may increase stockholdings in the Company. Under the Performance Share Plan, officers and key employees of the Company and its subsidiaries, who are determined by the Committee to have a substantial opportunity to influence the long-term growth in profitability of the Company, are eligible to participate in the Performance Share Plan. Those selected by the Committee are awarded performance shares on an annual basis, each of which has a potential value equal to the market value of one share of Common Stock at the date payment may be earned. If an award is earned, unless deferment is elected under the Deferred Compensation Plan for Officers, the employee receives payment (in cash approximately equal to the income tax liability on the award and the balance in Common Stock) of all or part of the award four years after the award date, based on the award conditions determined by the Committee at the time of the award. With respect to 1997 awards, the number of performance shares awarded was determined by multiplying the employee's award percentage times such employee's base salary plus target AIP bonus, divided by the average share price of Common Stock. Each employee is assigned an award percentage which ranges from 20% to 50%, to provide long-term compensation which is competitive to that offered to persons performing similar functions at insurance companies of comparable size. The Chief Executive Officer's 1997 award percentage was 50%. For 1997, a total of 49,390 shares were awarded to 30 participants. For further information, see the table entitled "Long-Term Incentive Plan--Awards in Last Fiscal Year" on page 12 and the accompanying text for a description of how 1997 awards may be earned.

     The criterion for payment of performance share awards has historically been a comparison of the Company's average return on average equity for an award period to that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. In March of 1998, the Committee modified the performance criteria of all outstanding awards to provide for payment in the event the Company achieved its comparison levels with respect to either average return on average equity or total rate of return in order to more closely align the Company's growth strategy with stockholder returns. The comparison group of companies is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the National Underwriter, "Insurance Stock Results," each having net worth in excess of $100 million, ranked according to net worth, excluding downstream affiliates of any companies in the comparison group (see page 19). In the event that the Company's four-year results are below the median of the comparison group, no portion of the award is earned. If the Company's four-year results are at the median,

50% of the award is earned. Company results at the top 25% and 10% of the comparison group would result in up to 125% and 170% of the award (175% for the 1994 award) being earned, respectively, for each executive officer. Mr. Nabers' awards earn out at 125% and 170% (175% for the 1994 award) at these comparison levels, respectively. If a company in the comparison group is acquired or exits the insurance industry during the award period, such company is ranked below the Company for comparison purposes. The Committee believes the operation of the Performance Share Plan relates long-term incentive compensation to the Company's long-term performance.

     Results for the award period ending in 1997 will not be known until the 1997 results for the individual companies included in the comparison group are available. Based upon information available as of the date of this Proxy Statement, it is anticipated that the Company's 1997 results will place the Company in the top 10% of the comparison group which will entitle Mr. Nabers to approximately $1,551,046 in shares of Common Stock and cash, representing 175% of his 1994 performance share award. $1,035,737 of this payment, or 67%, would represent appreciation in the market value of Common Stock since the award date. Information currently available to the Company would indicate that this level of award would have been achieved based solely on the criteria as originally established.

$1 Million Limit on Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, states that publicly held corporations may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy Statement, unless such compensation is "qualified performance-based compensation" which meets certain specific requirements. Each of the Company's executive compensation plans have been approved by stockholders and are designed to comply with these specific requirements. In 1997, as in all prior years, the Company paid no compensation that was non-deductible by reason of Section 162(m). The Company is currently seeking stockholder approval of certain amendments to the 1997 Performance Share Plan, in order to preserve the deductibility of awards made thereunder for Federal income tax purposes. For further information regarding this proposal, see "Proposal to Amend the Protective Life Corporation 1997 Performance Share Plan" on page 21.



                                          COMPENSATION AND MANAGEMENT
                                              SUCCESSION COMMITTEE

                                           John J. McMahon, Jr., Chairman
                                    A. W. Dahlberg          John W. Woods
                                    Herbert A. Sklenar      Ronald L. Kuehn, Jr.

                             PERFORMANCE COMPARISON

     The following graph compares total returns on the Common Stock over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and to a peer comparison group ("Peer Group"). Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The shareholder return shown in the graph below is not necessarily indicative of future performance.

               Comparison of Five Year Cumulative Total Return(1)
      Among Protective Life Corporation, the S&P 500, and a Peer Group(2)






                              1992   1993   1994   1995   1996   1997
                              ----   ----   ----   ----   ----   ----

Protective Life Corporation   $100   $148   $168   $221   $288   $438

S&P 500 ...................    100    110    112    153    189    252

Peer Group ................    100    113    109    166    208    306



(1) Assumes $100 invested on December 31, 1992 in Protective Life Corporation, S&P 500, and Peer Group common stocks including reinvestment of dividends.
(2)      Fiscal Year ending December 31.

     The companies included in the Peer Group index are generally identical to those companies included in the Company's 1997 comparison group of companies under the Performance Share Plan, which is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the National Underwriter, "Insurance Stock Results," each having net worth in excess of $100 million, ranked according to net worth at January 1, 1997, excluding downstream affiliates of any companies in the comparison group. The Peer Group excludes AmVestors Financial Corporation, Equitable of Iowa Companies, Home Beneficial Corporation, Paul Revere Corporation, Security-Connecticut Corporation, USLIFE Corporation, and Washington National Corporation that are included in the Company's 1997 Performance Share Plan comparison group because, although they were among the 40 largest companies on January 1, 1997, they were not publicly held on December 31, 1997. The Peer Group also excludes Providian Corporation, a company in the 1997 Performance Share Plan comparison group which sold its insurance operations during 1997. The index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are:




Aetna Life & Casualty Company                   Kansas City Life Insurance Company
AFLAC, Inc.                                     The Liberty Corporation
Alfa Corporation                                Liberty Financial Companies
Allmerica Financial Corporation                 Lincoln National Corporation
American General Corporation                    National Western Life Insurance Company
American Heritage Life Investment Corporation   Old Republic International
American International Group, Inc.              Presidential Life Corporation
American National Insurance Company             Protective Life Corporation
Aon Corporation                                 Provident Life & Accident Insurance Company of
CIGNA Corporation                                 America
CNA Financial Corporation                       ReliaStar Financial Corporation
Conseco, Inc.                                   Sun America, Inc.
Delphi Financial Group, Inc.                    Torchmark Corporation
The Equitable Companies Incorporated            Travelers Group, Inc.
Hartford Financial Services Group, Inc.         United Insurance Companies, Inc.
Jefferson-PilotCorporation                      Unitrin Incorporated
John Alden Financial Corporation                UNUM Corporation


     The composition of the Peer Group has changed from that used in the previous year's Proxy Statement. Equitable of Iowa Companies, Home Beneficial Corporation, Paul Revere Corporation, Providian Corporation, Security-Connecticut Corporation, USLIFE Corporation, and Washington National Corporation were deleted because they were acquired by other companies. Allmerica Financial Corporation, Hartford Financial Services Group, Inc., and Liberty Financial Companies were added to the Peer Group index because they were among the 40 largest companies on January 1, 1997.

     As disclosed in the "Compensation and Management Succession Committee's Report on Executive Compensation," the Company's long-term incentive compensation is based upon comparisons of the Company's return on average equity (in addition to total return) to that of a comparison group of companies. The following table sets forth the return on average equity and average return on average equity for the Company and the median for the applicable comparison group of companies.


                 Protective Life Corporation  Comparison Group Median(1)
                 ---------------------------  --------------------------
     Year        ROE(2)    Average ROE(3)       ROE(2)  Average ROE(3)
-------------    ------    --------------     --------- --------------

1997 ........     17.2%         17.9%          12.6%(4)     10.2%(4)
1996 ........     16.6          18.3           11.8         11.7
1995 ........     17.7          18.0           11.6         11.5
1994 ........     20.1          17.3           10.5          9.5
1993 ........     18.6          15.6           12.4          9.7


(1) The median is the middle value in a distribution, above and below which lie an equal number of values.
(2) Return on average equity for the year shown. Average equity excludes net unrealized gains and losses on investments.
(3) Average return on average equity for the four-year award period ending with the year shown.
(4) The 1997 comparison group median is not yet determinable. The percentage shown is the best estimate available as of the date of this Proxy Statement.



                              CERTAIN TRANSACTIONS

     The Company is a 25% member of a limited liability company which acquired an office building adjacent to the Company's home office from an affiliate of Southern Company in 1994. Since that time, the seller has continued to lease portions of the building. During 1997, the limited liability company received a total of $138,410 in lease payments from affiliates of Southern Company. This lease expired at the end of 1997. Mr. Dahlberg is the Chairman of the Board, President and Chief Executive Officer of Southern Company.


                                PROPOSAL TO AMEND
                 THE 1985 RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted a resolution approving, and recommends that the stockholders approve, an amendment to the 1985 Restated Certificate of Incorporation of the Company, which would increase the number of shares of authorized Common Stock of the Company from 80,000,000 shares of the par value of $0.50 per share to 160,000,000 shares of the par value of $0.50 per share.

     The text of the amendment, as submitted to the stockholders, is as follows:

     The first sentence of Section 4.1 of Article IV is hereby deleted in its entirety and the following is inserted in lieu thereof: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred sixty-four million (164,000,000), of which one hundred sixty million (160,000,000) shares of the par value of $0.50 per share are to be of a class designated 'Common Stock' and four million (4,000,000) shares of the par value of $1.00 per share are to be of a class designated 'Preferred Stock'."

Reason for the Increase in Authorized Shares

     The primary purpose of the proposed increase in the number of authorized shares of Common Stock is to provide additional shares for use in connection with possible future equity offerings, possible future acquisitions, and possible future stock splits. If the proposed increase in the number of authorized shares is approved by stockholders, the Company will have increased flexibility to effect equity offerings, acquisitions, or stock splits as opportunities arise or circumstances change. Issuance of stock in connection with such possible future transactions would be subject to approval by the Board of Directors.

Vote Required

     To approve the amendment, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S 1985 RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.


                              PROPOSAL TO AMEND THE
                           PROTECTIVE LIFE CORPORATION
                           1997 PERFORMANCE SHARE PLAN

Introduction

     The Board of Directors has adopted and is seeking stockholder approval of an amendment to the Protective Life Corporation 1997 Performance Share Plan (the "1997 Plan") to provide the Company with the flexibility to grant other types of equity incentive awards in addition to the previously authorized performance shares. The Company is not seeking authorization for any additional shares of Common Stock. If the proposal to amend the 1997 Plan is approved by stockholders, the 1997 Plan as so amended will be renamed the 1997 Long-Term Incentive Plan (the "Amended Plan").

     The purpose of the 1997 Plan is to further the long-term growth in profitability of the Company by offering long-term incentives in addition to current compensation to key employees of the Company who will be largely responsible for such growth.

     The 1997 Plan currently authorizes the award of performance shares to a select group of executive officers and key employees. The proposed amendment would enhance the purpose of this Plan by providing the Company with the flexibility to grant different types of equity awards in addition to performance shares.

     The Amended Plan has been designed to preserve the tax deductibility of certain kinds of awards made to certain executive officers, even if such executives' compensation exceeds $1,000,000 in any year. Under amendments adopted in 1993 to the Internal Revenue Code of 1986 (the "Code"), publicly traded corporations will not be entitled to deduct for Federal income tax purposes compensation paid to certain executive officers to the extent that payments to such officer for any year exceed $1,000,000 unless the payments qualify for an exception to the deductibility limit. One such exception is for compensation paid under a performance-based compensation plan which has been approved by the stockholders. Since the 1997 Plan was previously approved by stockholders, performance shares awarded thereunder should qualify as performance-based compensation. In addition, the Company believes that, if the proposed amendment is approved, shares received upon the exercise of stock options or stock appreciation rights under the Amended Plan will also qualify as performance-based compensation.

     If stockholders approve the amendment to the 1997 Plan, shares remaining under the predecessor plan (the "1992 Plan") will no longer be available for future awards. However, in the event the stockholders do not approve the amendment to the 1997 Plan, both the 1997 Plan and the 1992 Plan will remain in their current form, as previously authorized by stockholders.

     The following summary of the Amended Plan is qualified by reference to the complete text of the plan, which was filed with the Securities and Exchange Commission as an appendix to this Proxy Statement and may be obtained through the Internet from the "EDGAR Database of Corporate Information" on the Securities and Exchange Commission's World Wide Web site (http://www.sec.gov). The existence of the Amended Plan shall not preclude the Company from making any additional payments outside the Amended Plan to participants therein or to other employees.

     On March 6, 1998, the closing price of the Company's Common Stock on the New York Stock Exchange was $69.94 per share.

Vote Required

     To approve the amendment to the Company's 1997 Performance Share Plan, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PROTECTIVE LIFE CORPORATION 1997 PERFORMANCE SHARE PLAN.

Material Terms of the Amended Plan

     Eligibility. The Amended Plan authorizes the Compensation and Management Succession Committee (the "Committee") to make awards representing shares of Common Stock to officers and other key employees of the Company and its subsidiaries, including all of the Company's Named Executives. The number of eligible participants in the Amended Plan will vary from year to year at the discretion of the Committee. During 1997, approximately 30 employees (including all of the Named Executives) were eligible to receive awards under the 1997 Plan and it is expected that approximately the same number of employees will be eligible for awards under the Amended Plan in 1998.

     Shares Available. Of the maximum of 2,000,000 shares previously authorized by stockholders for issuance under the 1997 Plan, 1,921,645 are currently available for future awards. No participant may be granted awards in any 12-month period for more than 200,000 shares and no more than one-fifth (1/5) of the aggregate number of shares available may be awarded as restricted stock, restricted units or deferred stock. The shares may be unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Common Stock, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of shares and price under all outstanding grants made before the event. If shares under a grant are not issued, those shares will again be available for inclusion in future grants. Payment of cash in lieu of shares generally will not be considered an issuance of shares of Common Stock, except in the case of the exercise of a stock appreciation right granted in tandem with a stock option. The Committee has not granted any awards, other than pursuant to the existing terms of the 1997 Plan, prior to the date of this Proxy Statement.

     Administration. The Amended Plan is administered by the Committee which shall at all times consist of at least two directors each of whom is an "outside director" for purposes of Section 162(m) and a "non-employee" director within the meaning of Rule 16b-3 ("Rule 16b-3"), as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended. The Committee has the authority to determine (i) which eligible employees will be participants, (ii) the performance objectives with respect to any awards made thereunder, (iii) subject to the limitations set forth in the Amended Plan, the terms and conditions of all awards made thereunder, and (iv) subject to the maximum limitations set forth in the Amended Plan, the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

     Awards. In addition to the performance shares previously authorized for issuance under the 1997 Plan, the Committee has the authority to grant the following types of awards under the Amended Plan: (i) stock options; (ii) stock appreciation rights ("SARs"); (iii) restricted stock; (iv) restricted units; and
(v) deferred stock. Each of these awards may be granted alone, in conjunction with, or in tandem with other awards under the Amended Plan.

          Performance Shares. As previously authorized, the Committee may award a number of performance shares with respect to a multi-year performance period (the "Performance Period") and pursuant to performance objectives (the "Performance Objectives") it shall establish. The Performance Objectives may be based upon any of the following areas: (i) income per share, (ii) return on equity, (iii) economic value added, (iv) total return, (v) sales or revenues, or (vi) other reasonable bases, provided that unless the Committee otherwise determines at the time of the grant of performance shares to an executive officer, the Performance Objectives with respect to the award shall be related to at least one of the criteria established in (i) through (v), which may be determined solely by reference to the performance of the Company, a subsidiary or division or based on comparative performance relative to other companies. The Performance Objectives selected by the Committee for each Performance Period will be established prior to the beginning of such Performance Period (or at such later time as may be permitted under Section 162(m) of the Code). A determination of whether the applicable Performance Objectives have been attained, in whole or in part, will be made by the Committee following the end of the relevant Performance Period. Subject to the discretion of the Committee to reduce the amount payable, a participant will earn all of the performance shares related to a Performance Period upon achievement of the target level of performance applicable to any one Performance Objective.

          If the Committee determines that the Performance Objectives for a Performance Period have been attained, a participant will be entitled to receive, as soon as practicable after such determination has been made, a payment equal to the value of one share of Common Stock for each performance share earned with respect to such Performance Period. The Amended Plan provides that payment of awards shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the Federal, state and local taxes required to be withheld as a result of such award. In the event the Board of Directors terminates the Amended Plan, participants will receive a pro-rata payment with respect to any outstanding performance shares based on the elapsed portion of each Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date.

          Stock Options. The Committee may grant non-qualified options and options qualifying as incentive stock options under the Code. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares as the Committee shall determine. The option price of either a non-qualified stock option or an ISO will not be less than the fair market value of the underlying Common Stock on the date of grant. To exercise an option, the grantee may pay the option price in cash or, if permitted by the Committee, by delivering other shares of Common Stock.

          The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. Unless otherwise determined by the Committee, options will become exercisable in three equal installments on each of the first three anniversaries of the date of grant. The exercisability of options may be accelerated by the Committee.

          Stock Appreciation Rights. The Committee may grant a SAR in conjunction with an option granted under the Amended Plan or independent of any option. The Committee will determine the time or times at which a SAR may be exercised. SARs may be exercised in installments, and the exercisability of SARs may be accelerated by the Committee. Unless otherwise determined by the Committee, SARs will become exercisable in three equal installments on each of the first three anniversaries of the date of grant. The Committee may grant SARs which become exercisable only in the event of a change in control of the Company and may provide that such are cashed out on the basis of the change in control price, as such terms are defined in the Amended Plan. If a grantee exercises a SAR, the grantee will generally receive a payment equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised at the time of exercise over the price of such shares as fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares, or in a combination of cash and shares as the Committee determines.

          Restricted Stock Grants. The Committee may also award shares of Common Stock under a restricted stock grant. The grant will set forth a restriction period (including, without limitation, a specified period of time and a period related to the attainment of performance goals) during which the shares of restricted stock granted will remain subject to forfeiture. Unless otherwise determined by the Committee, restricted stock awards shall become vested in five equal installments on each of the first five anniversaries of the date of grant, provided, however, that no restricted stock awards shall vest any earlier than the first anniversary of the date of grant other than in the event of a change in control. The grantee cannot dispose of the shares prior to the expiration of the restriction period. During this period, the grantee will generally have all the rights of a stockholder, including the right to vote the shares and receive dividends. Each certificate will bear a legend giving notice of the restrictions in the grant.

          Restricted Unit Grants. The Committee may grant awards of restricted units and set forth the terms of a restriction period in the same manner as those applicable to the grant of restricted stock. With respect to restricted units, no shares of Common Stock will actually be issued to a participant at the time a restricted unit award is made. Rather, the Company will establish a separate account for the participant and will record in such account the number of restricted units awarded to the participant. The account of each recipient of a restricted unit award will be credited with amounts equal to any dividends paid by the Company with respect to the corresponding number of shares of Common Stock ("dividend equivalents"). Such dividend equivalents will be credited as additional restricted units. The participant will be entitled to receive on the termination of the restricted period, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit") then credited to the recipient's account (or, at the discretion of the Committee, cash in lieu thereof) plus any dividend equivalents with respect to such vested units.

          Deferred Stock Grants. The Committee may also make deferred stock awards under the Amended Plan. These are non-transferable awards entitling the recipient to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Committee. Receipt of deferred stock may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. Any deferral restrictions under a deferred stock award may be accelerated or waived by the Committee at any time prior to termination of employment. The Committee may permit participants to further defer receipt of a deferred stock award.

     Termination of Employment. If, after any performance shares have been awarded, a participant's employment is terminated by death, disability or by retirement on or after normal retirement age or prior to normal retirement age at the request of the Company, such participant will receive a pro-rata payment with respect to any outstanding performance shares based on the period of employment during the applicable Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date. If a participant's employment is terminated by reason of (i) retirement prior to normal retirement age at the request of the participant and approved in writing by the Company, (ii) the divestiture of a business segment or a significant portion of the assets of the Company, or (iii) a significant reduction by the Company in its work force, the determination of whether any payment with respect to any unvested portion of an award shall be at the discretion of the Committee. If a participant's employment is terminated for any other reason, any unvested portion of a participant's performance share award will be forfeited.

     In the event of termination of employment by reason of retirement, disability or death, any restrictions on restricted units or shares of restricted or deferred stock shall lapse and any option or SAR may thereafter be exercised in full in the case of retirement for a period of three years and in the case of disability or death for a period of one year (or such shorter period as the Committee shall determine at grant), subject in each case to the stated term of the option. In the event the Company terminates a participant's employment for cause, all outstanding options, SARs, restricted stock, restricted units or deferred stock will be forfeited. In the event of termination of employment for any reason other than retirement, disability or death or for cause, any options and SARs will be exercisable, to the extent exercisable at the date of termination, for a period of 90 days and any restricted units or shares of restricted or deferred stock then outstanding as to which the period of restriction has not lapsed will be forfeited.

     Change of Control Provisions. The Amended Plan provides that, except as provided below, in the event of a "Change in Control" (as defined in the Amended
Plan), (i) all SARs will become immediately exercisable; (ii) the restrictions and deferral limitations applicable to outstanding restricted unit, restricted stock and deferred stock awards will lapse and the shares in question will fully vest; and (iii) each option shall be canceled in exchange for cash in an amount equal to the excess of the highest price paid (or offered) for Common Stock during the preceding 60-day period over the exercise price for such option. Notwithstanding the foregoing, if the Committee determines that the grantee of such award will receive a new award (or have his prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement will occur as a result of a Change in Control. In the event of a Change in Control, each participant shall be deemed to have earned performance shares with respect to all outstanding awards based upon performance as of the December 31st preceding the date of such Change in Control, provided that, in no event shall the number of performance shares earned be less than the aggregate number of performance shares at the target performance level with respect to all such outstanding awards. Each performance share so earned shall be canceled in exchange for a payment in cash of an amount equal to the greater of the value of the Common Stock immediately preceding such Change in Control or the value as determined in connection with such Change in Control.

     Amendment and Termination. The Board of Directors may terminate or suspend the Amended Plan at any time, but such termination or suspension shall not affect any performance shares, stock options, SARs, or restricted unit, restricted stock and deferred stock awards then outstanding under the Amended Plan. Unless terminated earlier by action of the Board of Directors, the Amended Plan will continue in effect until December 31, 2006, but awards granted prior to such date shall continue in effect until they expire in accordance with their terms. The Board of Directors may also amend the Amended Plan as it deems advisable. The Board of Directors presently intends to submit all material amendments to the Amended Plan to the stockholders for their approval to the extent required by Section 162(m) of the Code. The Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amen dment shall adversely affect any such award or option without the holder's consent and no amendment may, without stockholder approval, change the definition of a performance share.

     Federal Income Tax Consequences. The following is a brief summary of the Federal income tax consequences of awards made under the Amended Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

          Performance Shares. Payments made under the Amended Plan will be taxable to the recipients thereof when paid, and the Company will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid. To the extent that payment is made in the form of Common Stock, the amount of taxable income to the participant and the deduction to the Company will be equal to the fair market value of the Common Stock on the date of payment.

          Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and within one year from the date of exercise, when the shares are sold any gain (loss) realized will be long-term capital gain (loss). In such circumstances, no deduction will be allowed to the Company for Federal income tax purposes.

          If ISO Shares are disposed of prior to the expiration of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

          Non-Qualified Stock Options. No income will be realized by the participant at the time a non-qualified stock option is granted. Generally upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

          Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under Non-Qualified Stock Options.

          Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the restriction period expires, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

          However, a participant may elect, under Section 83(b) of the Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election.

          Restricted Units. A participant receiving a restricted unit award will not have taxable income when the restricted units or the dividend equivalents are credited to the participant's account. The participant will recognize ordinary income equal to the fair market value of the Common Stock delivered (or the amount of cash paid in lieu of such shares) as a dividend when the shares and/or cash are delivered or paid in accordance with the Amended Plan. The Company will generally be entitled to a deduction for the year and to the extent the participant has ordinary income, provided that, in the case of payment in shares or other property, the Company complies with applicable withholding requirements.

          Deferred Stock. The participant receiving deferred stock generally will be subject to tax at ordinary income rates on the fair market value of the deferred stock on the date that the stock is distributed to the participant, and the capital gain or loss holding period for such stock will also commence on that date. The Company generally will be entitled to a deduction in the amount that is taxable as ordinary income to the participant.

New Plan Benefits

     Because the awards to individual participants may vary from year to year at the discretion of the Committee and any payment of any performance share awards will be contingent on the attainment of Performance Objectives established for such Performance Period by the Committee, the amounts payable to eligible participants under the Amended Plan for any calendar year during which the Amended Plan is in effect cannot be determined. The Long-Term Incentive Plan Payouts column of the Summary Compensation Table contains the estimated amounts that were payable for 1997 under the predecessor to the 1997 Plan to each of the Named Executives. Payouts for all executive officers (11 persons) and all other employees as a group (9 persons) are estimated to be $5,004,064 and $1,008,397, respectively. Non-employee directors do not participate in the Amended Plan.



                         PROPOSAL TO RATIFY APPOINTMENT
                      OF THE COMPANY'S INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, which is composed of directors who are not officers of the Company, the Board of Directors has appointed Coopers & Lybrand L.L.P., a firm of independent public accountants, as independent auditors for the Company and its subsidiaries for 1998. This firm has served as independent public accountants for the Company and its predecessor since 1974. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

     In evaluating the selection of Coopers & Lybrand L.L.P. as principal independent public accountants for the Company and its subsidiaries, the Audit Committee of the Board of Directors has considered generally the non-audit professional services that Coopers & Lybrand L.L.P. will likely be asked to provide for the Company during 1998, and the effect which performing such services might have on audit independence. It has reviewed the non-audit services which were performed in 1997 and determined that they were consistent with Company policy.

Vote Required

     To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS.



                                OTHER INFORMATION

Annual Reports Available

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder who requests such report from the Company. Requests for copies should be directed to: Stockholder Relations, Protective Life Corporation, P. O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 868-3573, FAX (205) 868-3541.

     The Company's Annual Report on Form 10-K is also electronically accessible through the Internet from the "EDGAR Database of Corporate Information" on the Securities and Exchange Commission's World Wide Web site (http://www.sec.gov).


Stockholder Proposals

     In order to be included in the proxy materials for the Company's 1999 Annual Meeting of Stockholders, any proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received in written form by the Company's Secretary at the principal office of the Company on or before November 27, 1998.

                             PROTECTIVE  LIFE CORPORATION
                            1997 LONG-TERM INCENTIVE PLAN


1. Purpose. The purpose of the Protective Life Corporation 1997 Long-Term Incentive Plan (formerly known as the 1997 Performance Share Plan) is to further the long-term growth in profitability of Protective Life Corporation by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2.   DEFINITIONS.

  "AWARD" shall mean any grant or award under the Plan.

  "AWARD PERIOD" means the period of calendar years fixed by the Committee with respect to all Performance Share Awards with the same Date of Grant (but no more than five years) commencing with each Date of Grant, except that the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

  "BOARD" shall mean the Board of Directors of the Company.

  "CAUSE" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company or any Subsidiary.

  "CHANGE IN CONTROL" shall mean the occurrence of any of the following events: (i) a transaction or acquisition as identified in the Company's Rights Agreement, as in effect from time to time, (ii) the consummation of
(A) any consolidation, merger or similar transaction or purchase of securities of the Company pursuant to which (x) the members of the Board of Directors of the Company immediately prior to such transaction, do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity or (y) the stockholders of the Company immediately preceding the transaction, do not, immediately after the transaction, own at least 50% of the combined voting power of the outstanding securities of the surviving entity, (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company, or (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

  "CHANGE IN CONTROL PRICE" shall mean the greater of (i) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (ii) the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control

(as determined in good faith by the Committee if any part of the offered price is payable other than in cash), EXCEPT THAT, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options such price shall be the Fair Market Value on the date on which the cash out described in Section 11 occurs.

  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

  "COMMITTEE" shall mean the Compensation and Management Succession Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

  "COMMON STOCK" shall mean the common stock, par value $0.50 per share, of the Company.

  "COMPANY" shall mean Protective Life Corporation, a Delaware corporation.

  "DATE OF GRANT" with respect to a Performance Share Award shall mean as of January 1 of any year in which such an Award is made.

  "DEFERRED STOCK" shall mean a contractual right to receive a share of Common Stock at the time and subject to the conditions set forth in Section 10 hereof.

  "DISABILITY" shall mean long-term disability as defined under the terms of the Company's qualified pension plan.

  "ELIGIBLE EMPLOYEE" shall mean any person (including any officer) employed by the Company or any Subsidiary on a full-time salaried basis.

  "EMPLOYMENT" shall mean, for purposes of Sections
[6(c) through (f), 7(d), 8(c), 9(b) and 10(c)] continuous and regular salaried employment with the Company or a subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former subsidiary of the Company.

  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

  "EXECUTIVE OFFICER" shall mean those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

  "FAIR MARKET VALUE" of the Common Stock shall mean (i) with respect to Performance Shares, the average of the daily closing prices for a share of the Common Stock for the twenty trading days prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use or (ii) with respect to other Awards, on any date, the closing price of a share of Common Stock, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a share of Common Stock on such date, as reported on a nationally recognized system of price quotation, PROVIDED THAT, in the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

  "INCENTIVE STOCK OPTION" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

  "INTERIM PERIOD" shall mean a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

  "NONSTATUTORY STOCK OPTION" shall mean an Option which is not intended to be an Incentive Stock Option.

  "NORMAL RETIREMENT" shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

  "OPTION" shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose.

  "PARTICIPANT" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

  "PERFORMANCE SHARE" shall mean the equivalent of one share of Common Stock granted under Section 6 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

  "PLAN" shall mean the Protective Life Corporation 1997 Long-Term Incentive Plan as set forth herein and as may be amended from time to time.

  "RESTRICTED PERIOD" shall mean the period during which a grant of Restricted Stock or Restricted Units is subject to forfeiture.

  "RESTRICTED STOCK" shall mean any Award of Common Stock granted under
Section 9 which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

  "RESTRICTED UNIT" shall mean any Award of a contractual right granted under
Section 9 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

  "SECTION 162(m)" shall mean Section 162(m) of the Code and any regulations promulgated thereunder.

  "STOCK APPRECIATION RIGHT" shall mean a contractual right granted under
Section 8 to receive cash, Common Stock or a combination thereof.

  "SUBSIDIARY" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

3.   ADMINISTRATION OF THE PLAN.
     The Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

     The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and its determination of any conditions applicable to Awards or the granting of Awards to specific Participants shall be conclusive and binding on all Participants.

     In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust performance criteria to recognize special or nonrecurring situations or circumstances for the Company or any other corporation for any year.

     The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

     The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.

4.   MAXIMUM AMOUNT OF SHARES AVAILABLE FOR AWARDS.

     (a) MAXIMUM NUMBER OF SHARES. The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 2,000,000 shares of Common Stock. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limit. Notwithstanding the foregoing, but subject to the provisions of
Section 4(c), in no event shall (i) the number of shares of Common Stock issued under the Plan with respect to Restricted Stock, Restricted Units or Deferred Stock exceed 400,000 shares of Common Stock and (ii) any Participant receive Awards in any 12-month period for more than 200,000 shares of Common Stock.

  (b) SHARES AVAILABLE FOR ISSUANCE. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. In the event that any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under
Section 4(a) by reason of such Award except in the case of the exercise of a Stock Appreciation Right granted in tandem with an Option. In addition, if any Award in respect of shares is canceled or forfeited for any reason without delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

  (c) ADJUSTMENT FOR CORPORATE TRANSACTIONS. In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kinds of shares subject to outstanding Options and other Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award. However, the number of shares subject to any Option or other Award shall always be a whole number.

5. PARTICIPATION. Participants in the Plan shall be selected by the Committee from those Eligible Employees who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

6.   PERFORMANCE SHARES.

  (a)  PERFORMANCE SHARE AWARDS.

       (1) After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Employees to receive Performance Share Awards in any year as of the Date of Grant. Any Employee may be granted more than one Performance Share Award under the Plan, but no Employee may earn, in the aggregate, more than 50% of the Performance Shares which are the subject of this Plan. Awards of Performance Shares hereunder shall not be made unless any such Award is in compliance with all applicable law.

       (2) No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to this
Section 6.

       (3) Payment of the Performance Share Award to any Participant shall be made in accordance with this Section 6 and shall be subject to such conditions for payment as the Committee may prescribe. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of income per share, return on equity, economic value added, total return, sales or revenues, or on other reasonable bases. Unless the Committee otherwise determines at the time of grant of Performance Shares to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a division or subsidiary or based on comparative performance relative to other companies: (i) income per share, (ii) return on equity, (iii) economic value added, (iv) total return, (v) sales or revenues, or (vi) other reasonable bases; provided that to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) through
(v) above. The Committee may prescribe conditions such that payment of an Award may be made with respect to a number of shares of Common Stock that is greater than the number of Performance Shares awarded. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Performance Shares to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to subsidiary or division performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Performance Shares or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

       (4) Each Performance Share Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period with respect to the Award and if so, the length of the Interim Period.

  (b) PAYMENT OF PERFORMANCE SHARE AWARDS. Each Participant granted a Performance Share Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Performance Share Award, the Committee shall decide whether there will be an Interim Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted a Performance Share Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of his Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

  Unless otherwise directed by the Committee, payment of Performance Share Awards shall be made, as promptly as possible, by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Performance Share Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state, and local taxes which the Participant's employer is required to withhold on account of said payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state, and local taxes which the Participant's employer is required to withhold on account of said payment. There shall be deducted from the cash portion of all Performance Share Awards all taxes to be withheld with respect to such Awards.

  For payment of each Performance Share Award, the number of shares of Common Stock to be distributed to Participants shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant less the portion of the Award that was paid in cash divided by the Fair Market Value of a Performance Share.

  (c) DEATH OR DISABILITY. If, prior to the close of an Award Period, a Participant's Employment terminates by reason of his or her death or Disability, payment of his or her outstanding Performance Share Award or Awards shall be made as promptly as possible after death or the date of the determination of Disability, and the number of Performance Shares to be paid shall be computed as follows: First, determine (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the date of death or the date of determination of Disability. Then, multiply each above-determined number by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period. This product shall be reduced by any Performance Shares for which payment has been made with respect to any Interim Period during each Award Period. In this instance, the Fair

Market Value of the Common Stock shall be based on the twenty days immediately preceding the date of death or the date of the determination of Disability. Except as provided in Section 6(g), payments for Awards awarded in the year employment terminates shall be paid at the same percentage as the Award awarded in the year immediately preceding the year of death or Disability.

  (d) RETIREMENT PRIOR TO CLOSE OF AWARD PERIOD. Unless otherwise determined by the Committee, if, prior to the close of an Award Period, a Participant's Employment terminates by reason of his retirement on or after his or her Normal Retirement date or prior to his or her Normal Retirement date if such retirement was at the request of his employer, payment of the Participant's outstanding Performance Share Award or Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in Section 6(c), using the effective date of retirement in place of the date of death or determination of Disability.

  (e) TERMINATION UNDER CERTAIN CIRCUMSTANCES. If, prior to the close of an Award Period, a Participant's Employment terminates by reason of (i) his or her retirement prior to his or her Normal Retirement date and such retirement was at the request of the Participant and approved by his of her employer,
(ii) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of his or her outstanding Performance Share Award or Awards shall be within the exclusive discretion of the Committee. Payment, if any, of his or her Performance Share Award or Awards to such Participant shall be made as promptly as possible after one of the events described in subsections (i), (ii), and
(iii) of this Section 9 occurs and the amount of such payment shall be computed in the same manner as in Section 6(c), using the effective date that such event occurs in place of the date or determination of Disability.

  (f) VOLUNTARY TERMINATION OR DISCHARGE. If, prior to the close of an Award Period, a Participant's Employment terminates and there is no payment due under the terms of Sections 6(c), (d) or (h) or 11, all of such Participant's outstanding Performance Shares shall forthwith and automatically be cancelled and all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate.

  (g) INTERPRETATION. Notwithstanding anything else contained in this Plan to the contrary, if any Award of Performance Shares is intended, at the time of grant, to be other performance-based compensation within the meaning of
Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, (i) the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance-based compensation and (ii) in the event that an Executive Officer's Employment terminates by reason of his or her retirement on or after his or her Normal Retirement date or prior to his or her Normal Retirement date if such retirement was at the request of his employer, the payment, if any, with respect to any Performance Shares awarded since the December 31st immediately preceding the date of termination shall be made as promptly as possible after the end of the year in which such termination occurs and the number of Performance Shares to be paid shall be equal to that percentage, if any, of such Award that would have been earned if, based on the conditions set by the Committee for payment of Awards for the subject Award Period, the subject Award Period had ended as of December 31 of the year in which the termination occurred, times a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period.

  (h) PAYMENT UPON PLAN TERMINATION. Payment of all Performance Share Awards outstanding at the date of Plan Termination shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 6(c) using the effective date of Plan Termination in place of the date of death or the date of the determination of Disability, except that the Common Stock will be priced at Fair Market Value based on the twenty trading days immediately preceding the date of Plan Termination.

7.   STOCK OPTIONS.

     (a) GRANT. Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine
(i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options or Nonstatutory Stock Options; PROVIDED THAT Incentive Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

     (b) OPTION PRICE. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant, except that, for purposes of satisfying the foregoing requirement with respect to a Nonstatutory Stock Option, the Committee may elect to credit against the exercise price payable by a Participant the value of any compensation otherwise payable to the Participant under the terms of the Company's compensation practices and programs which is surrendered, foregone or exchanged pursuant to such rules or procedures as the Committee shall establish from time to time.

     (c) EXERCISE. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including without limitation, any conditions relating to the application of federal or state securities laws. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

     (d) TERMINATION OF EMPLOYMENT. Unless the Committee shall otherwise determine at or after grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this
Section 7(d). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) early retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years in the case of Normal Retirement or early retirement with consent and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

8.   STOCK APPRECIATION RIGHTS.

     (a) GRANT OF STOCK APPRECIATION RIGHTS. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in
addition to an Option, or freestanding and unrelated to an Option.   Stock
Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 7(b).

     (b) EXERCISE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change of Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable. Unless the Committee shall establish a different exercise schedule at or after the date of grant, each Stock Appreciation Right shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date of grant.

     (c) TERMINATION OF EMPLOYMENT. Unless the Committee shall otherwise determine at or after grant, a Stock Appreciation Right shall be exercisable following the termination of a Participant's Employment only to the extent provided in this Section 8(c). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) early retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Stock Appreciation Right held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years in the case of Normal Retirement or early retirement with consent and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Stock Appreciation Right otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Stock Appreciation Rights held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Stock Appreciation Right which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Stock Appreciation Right) following the date of such termination, but in no event after the date the Stock Appreciation Right otherwise expires.

9.  RESTRICTED STOCK AND RESTRICTED UNITS.

    (a) GRANT OF RESTRICTED STOCK OR RESTRICTED UNITS. The Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a certificate, endorsed in blank, relating to the shares of Common Stock covered by such Award.

    (b) TERMINATION OF EMPLOYMENT. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Restricted Stock or Restricted Units outstanding at the time of the Participant's termination of Employment shall be determined under this
Section 9(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) early retirement with the consent of the Committee or (iv) Normal Retirement, any restrictions on an award of Restricted Stock or Restricted Units shall lapse. Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Unit Award as to which the Restricted Period has not lapsed at the date of a Participant's termination of Employment shall be forfeited as of such date.

    (c) DELIVERY OF SHARES. Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 12(a) of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or Restricted Units or waive any conditions to the vesting of any such award.

    (d) RESTRICTED PERIOD; RESTRICTIONS ON TRANSFERABILITY DURING RESTRICTED PERIOD. Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any award of Restricted Stock or Restricted Units shall lapse, and the shares related to such award shall become freely transferable, as to an equal amount of shares of Restricted Stock or Restricted Units on each of the first five (5) anniversaries of the date of grant. Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

    (e) RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock ("Dividend

Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

10.  DEFERRED STOCK.

     (a) DEFERRED STOCK AWARDS. Subject to such terms and conditions as the Committee shall determine, a Participant may be granted a Deferred Stock Award, entitling the Participant to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates. Such Award shall be non-transferrable and may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. No shares of Common Stock will be issued at the time an award of Deferred Stock is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. Any deferral restrictions under a Deferred Stock Award may be accelerated or waived by the Committee at any time prior to termination of employment. The Committee may permit Participants to further deter receipt of a Deferred Stock Award.

     (b) RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS. A Participant shall not have any right in respect of Deferred Stock awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Deferred Stock have been issued to such Participant or his beneficiary. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Award, any Dividend Equivalents. To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

     (c) SETTLEMENT OF DEFERRED STOCK. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Deferred Stock Unit (and related Dividend Equivalents) that shall have become vested on or prior to the date of such Participant's termination of Employment with the Company and the Subsidiaries, other than any such termination for Cause, on the date of such termination of Employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). In the event of the termination of a Participant's Employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any Deferred Stock Units (and related Dividend Equivalents) credited to his or her account. The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock that, in lieu of issuing shares of Common Stock in settlement of the vested portion of such Deferred Stock, the Committee may direct the Company to pay to the Participant the cash balance of such Deferred Stock.

11.  CHANGE IN CONTROL.

     (a)  ACCELERATED VESTING AND PAYMENT.  Subject to the provisions of
Section 11(b) below, in the event of a Change in Control, each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change of Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable, the Restricted Period applicable to all shares of Restricted Stock or Restricted Units shall expire and all such shares shall become nonforfeitable and immediately transferable and all Deferred Stock shall become fully vested and the shares of Common Stock with respect thereto shall be immediately payable.

     (b) ALTERNATIVE AWARDS. Notwithstanding Section 11(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

         (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

        (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

       (iii) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

        (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

     For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

     (c) In the event of a Change in Control, each Participant shall be deemed to have earned Performance Shares with respect to each of his or her Performance Share Awards outstanding at the date of such Change in Control. The number of Performance Shares so earned shall be computed by determining (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the Change of Control provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable award letter) with respect to all such Awards. Performance Share Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Share so earned shall be canceled in exchange for an immediate payment in cash of an amount equal to the Change in Control Price.

12.  GENERAL PROVISIONS.

     (a) WITHHOLDING. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     (b) AWARDS. Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

     (c) CANCELLATION OF PERFORMANCE SHARES. With the written consent of a Participant holding Performance Shares granted to him under the Plan, the Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate.

     (d) NO ASSIGNMENT OF INTEREST. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), an Award or interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to this Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the General Counsel for the Company. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or, if applicable, the Permitted Transferees.

     (e) DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

     (f) EMPLOYMENT RIGHTS. An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of his employer to terminate his employment at any time.

     (g) EXPENSES. The expenses of administrating the Plan shall be borne by the Company.

     (h) NO RIGHTS TO AWARDS, NO SHAREHOLDER RIGHTS. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

     (i) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

     (j) LEGEND. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

          "The shares of stock represented by this certificate are subject to the terms and conditions contained in the Protective Life Corporation 1997 Long-Term Incentive Plan and the Award Agreement, dated as of __________________________ , between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in the Plan or in such Award Agreement) until _______________."

Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

     (k) EFFECTIVE DATE. The Plan, as amended, shall be effective on the date the Plan is approved by shareholders. No Awards may be granted under the Plan after December 31, 2006.

     (l) AMENDMENT OF PLAN. The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would

          (l) increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

          (2)  change the price at which Options may be granted;

          (3)  change the definition of Performance Share; or

          (4)  remove the administration of the Plan from the Committee.

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

     (m) APPLICATION OF PROCEEDS. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

     (n) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

     (o) DEFERRALS. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any of its Subsidiaries from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option.

     (p) GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                           Protective Life Corporation
                              Post Office Box 2606
                            Birmingham, Alabama 35202

                                     PROXY


     The undersigned hereby appoints Drayton Nabers, Jr., John D. Johns, and Deborah J. Long, and each of them, with power of substitution, as proxies to represent and vote on behalf of the undersigned all shares of Common Stock of Protective Life Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama 35223 on Monday, April 27, 1998 at 10:00 a.m., CDT, and at any adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of, and Proxy Statement dated March 27, 1998 for, said meeting (receipt whereof is hereby acknowledged).

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, and 4.


1. ELECTION OF DIRECTORS     / /  FOR all nominees listed below               / / WITHHOLD AUTHORITY to vote for all
                                  (except as marked to the contrary below)        nominees listed below


WILLIAM J. RUSHTON III     JOHN J. McMAHON, JR.    HERBERT A. SKLENAR      JOHN D. JOHNS
WILLIAM J. CABANISS, JR.   A. W. DAHLBERG          JAMES S. M. FRENCH      ELAINE L. CHAO
DRAYTON NABERS, JR.        RONALD L. KUEHN, JR.    ROBERT A. YELLOWLEES    DONALD M. JAMES

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name here: ______________________________________

2. Approval of the amendment to the 1985 Restated Certificate of
   Incorporation of Protective Life Corporation increasing the number of shares of authorized Common Stock.
   / / FOR    / / AGAINST    / / ABSTAIN

3. Approval of the amendment to the Protective Life Corporation 1997 Performance Share Plan.
   / / FOR    / / AGAINST    / / ABSTAIN

4. Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors.
   / / FOR    / / AGAINST    / / ABSTAIN

5. UNLESS "AUTHORIZATION WITHHELD" IS MARKED BELOW, THE PERSONS NAMED ABOVE AS PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT UPON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. / / AUTHORIZATION WITHHELD

                   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                   Dated _______________________________________________, 1998

                   ____________________________________________________________
                                           Signature

                   ____________________________________________________________
                                           Signature

Please sign exactly as your name appears hereon, date, and return promptly in the enclosed postage prepaid envelope.

THE NUMBER OF SHARES REPRESENTED BY THIS PROXY DOES NOT REFLECT THE STOCK SPLIT EFFECTIVE AFTER THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS.